                                                               EXHIBIT h(65)(d)

                                 AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT

         The Participation Agreement, made and entered into as of the 17th day of April, 2000, and amended on May 1, 2000 and again on September 1, 2000, (the "Agreement"), by and among AIM Variable Insurance Funds, a Delaware business trust, A I M Distributors, Inc., a Delaware corporation, Sun Life Insurance and Annuity Company of New York, a New York life insurance company ("Insurer"), and Clarendon Insurance Agency, Inc. a Massachusetts corporation, is hereby amended as follows:

         Schedule A of the Agreement is deleted in its entirety and replaced with the following:

                                   SCHEDULE A

----------------------------------    ---------------------    ------------------------------------
     FUNDS AVAILABLE UNDER THE          SEPARATE ACCOUNTS             CONTRACTS FUNDED BY THE
             POLICIES                  UTILIZING THE FUNDS               SEPARATE ACCOUNTS
----------------------------------    ---------------------    ------------------------------------
         SERIES I SHARES
AIM V.I. Capital Appreciation Fund
AIM.V.I. Growth Fund                  Sun Life (N.Y.)          Futurity - NY Variable and Fixed
AIM V.I. Growth and Income Fund       Variable Account C       Annuity Contract
AIM V.I. International Growth Fund
----------------------------------    ---------------------    ------------------------------------
         SERIES I SHARES
AIM V.I. Capital Appreciation Fund
AIM.V.I. Growth Fund                  Sun Life (N.Y.)          Futurity Accolade - NY Variable and
AIM V.I. Growth and Income Fund       Variable Account C       Fixed Annuity Contract
AIM V.I. International Growth Fund
AIM V.I. Value Fund
----------------------------------    ---------------------    ------------------------------------
         SERIES II SHARES
AIM V.I. Capital Appreciation Fund    Sun Life (N.Y.)          All-Star
AIM V.I. International Growth Fund    Variable Account C       All-Star Freedom
AIM V.I. Premier Equity Fund                                   All-Star Extra
----------------------------------    ---------------------    ------------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  April 1, 2002

                                             AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Jim A. Coppedge                  By: /s/ Carol F. Relihan
       -------------------------                ------------------------------
Name:  Jim A. Coppedge                       Name:  Carol F. Relihan
Title: Assistant Secretary                   Title: Senior Vice President

                                             A I M DISTRIBUTORS, INC.

Attest: /s/ Jim A. Coppedge                  By: /s/ Michael J. Cemo
       -------------------------                ------------------------------
Name:  Jim A. Coppedge                       Name:  Michael J. Cemo
Title: Assistant Secretary                   Title: President

                                             SUN LIFE INSURANCE AND ANNUITY
                                             COMPANY OF NEW YORK

Attest: /s/ Maura Murphy                     By: /s/ Edward M. Shea
       -------------------------                ------------------------------
Name:  Maura Murphy                          Name:  Edward M. Shea
Title: Senior Counsel                        Title: Assistant Vice President
                                                    and Senior Counsel

                                             By: /s/ Philip K. Polkinghorn
                                                ------------------------------
                                             Name:  Philip K. Polkinghorn
                                             Title: Vice President, Retirement
                                                    Products & Services

                                             CLARENDON INSURANCE AGENCY, INC.

Attest: /s/ Maura Murphy                     By: /s/ George E. Maden
       -------------------------                 -----------------------------
Name:   Maura Murphy                         Name:  George E. Maden
Title:  Senior Counsel                       Title: Secretary and Clerk

                                             By: /s/ William T. Evers
                                                 -----------------------------
                                             Name:  William T. Evers
                                             Title: Assistant Secretary

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